Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Unitrin, Inc.:

We consent to the incorporation by reference in Registration Statements 33-58300 and 333-86935 of Unitrin, Inc., on Forms S-8 of our report dated June 26, 2006, relating to the financial statements and supplemental schedule of the Unitrin, Inc. 401(k) Savings Plan (the “Plan”) as of December 31, 2005 and 2004, and for the year ended December 31, 2005, which report appears in this December 31, 2005 annual report on Form 11-K of the Plan.

DELOITTE & TOUCHE LLP

Chicago, Illinois

June 26, 2006